                                                                   EXHIBIT 10.15

NIH/ADAMHA CRADA Clearance
  (Cooperative Research & Development Agreement)

After the provisions of a Cooperative Research and Development Agreement (CRADA) have been negotiated, the CRADA must go through clearance procedures. This form documents the approval process.

Title of CRADA (if untitled, create one based on the purpose of the CRADA)

Development of a fully automated karyotyping system based on co-hybridization of Cy-5labeled chromosome specific repeat probes.

Was the CRADA initiated as a result of an NIH/ADAMHA-Industry Collaboration
Forum?
No

CRADA No. (Assigned by the BID Technology Development Coordinator
9511-7

Date CRADA goes into effect
2/15/96

Term (years)
1

Intramural Research Project No.
Z01-

NIH/ADAMHA Principal Investigator(s) (if more than one is listed, the first is the lead PI)

Name
Dr. Thomas Ried

BID (Institute/Division)
NCHGR/DIR/

Lab or Branch
DDB

Phone No.
594-3118

Collaborating Principal Investigator(s)
Name
Dr. Padrig S. O'Kelly

Organization (name and address)
Applied Imaging
2380 Walsh Ave., Bldg. B, Santa Clara, CA 95051

Phone No.
(408) 562-0250

Are any of the collaborating organizations:
YES       Small Business?
     NO   Foreign Institution?
     NO   Participant in any other CRADAs with NIH/ADAMHA?

CRISP Keywords (At least three from the Intramural Research Index or CRISP Thesaurus)
FISH
CGH
Imaging

Does this CRADA address:
YES       Patent rights?
YES       Exclusive license?
YES       Non-exclusive?

YES       Rights of first negotiation?
YES       Sharing NIH/ADAMHA materials?
YES       Sharing collaborator materials?
     NO   AIDS research?

     NO   Animals?
     NO   Human Subjects?
YES       Human tissue?

Resources (If not specified in the CRADA, give best estimate).

NIH/ADAMHA (Person - Years) 0.85

Collaborator (Person - Years)
1.1

Amount of money transferred by collaborators to NIH/ADAMHA
Average dollars per year
$20,000

Total dollars per term of the CRADA
$20,000


                Routing and Approval Signatures

1.      NIH/ADAMHA Principal Investigator        Date
        /s/ signature unreadable                 1-31-96

2.      NIH/ADAMHA Laboratory Chief              Date
        /s/ signature unreadable

3.      BID Technology Development Coordinator   Date
        /s/ signature unreadable                 2/2/96

4.      Scientific Director                      Date
        /s/ signature unreadable                 4/23/96

5.      OID Director (Bld, 31/BIC38)             Date
        /s/ signature unreadable                 4/25/96

Next, the BID Technology Development Coordinator sends this form with 12 photocopies of the CRADA to the NIH Crada Subcommittee Chairman. (Call 496-0750 for address). Review Signature (CRADA Subcommittee does not have approval authority, but reviews and comments on the proposal and may recommend approval or disapproval.

6. CRADA Subcommittee Review                  Date
     /s/ signature unreadable                 4/26/96

Final Signature: Non-disapproval
NIH/ADAMHA Administrator                      Date
     /s/ signature unreadable DDIR            4/26/96

Finally, send this form and a copy of the final CRADA (signed by each collaborating party) to: NIH Office of Invention Development, Bldg. 31, Room B1C38 (496-0750)


[REFORMATTED FROM ORIGINAL]

PUBLIC HEALTH SERVICE

                              POLICY STATEMENT ON
                COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENTS
                      AND INTELLECTUAL PROPERTY LICENSING

This Statement sets forth the policies of the National Institutes of Health
(NIH) on various aspects of cooperative research and intellectual property licensing. These policies apply to the negotiation of NIH Cooperative Research and Development Agreements (CRADAs). License agreements for Intellectual property rights to inventions developed under a CRADA or through the NIH intramural research programs, whether negotiated by NIH or the National Technical Information Service on its behalf, will also incorporate these policies. This Statement may be revised from time to time as NIH considers appropriate.*

To implement the Federal Technology Transfer Act of 1986, (FTTA, 15 U.S.C. at
(S) 3710), Executive Order 12591 of April 10, 1987 orders Federal laboratories to assist universities and the private sector in broadening our national technology base by moving new knowledge from the research laboratory into the development of new products and processes. While Federal patent law (35 U.S.C. at (S)(S) 200-212) authorizes the licensing of Government-owned patent rights, the FTTA seeks to facilitate technological collaboration at an earlier stage. Thus, the FTTA authorizes Federal laboratories to enter into CRADAs and to agree to grant intellectual property rights in advance to collaborators for inventions made in whole or part by Federal employees under the CRADA. Besides assisting in the transfer of commercially useful technologies from Federal laboratories to the marketplace, CRADAs make outside resources more accessible to Federal laboratories.

NIH, on agency of the Public Health Service (PHS) within the Department of Health and Human Services (DHHS), is among the world's preeminent biomedical research organizations. Its general mission is to conduct biomedical and behavioral research that will lead to the better health of the American people. For the NIH investigator, this agency mission prescribes the exploration of ideas, the communication of ideas and information to colleagues, and a responsibility for the prompt and accurate publication of findings. Under the FTTA, 15 U.S.C. at Sec. 3710a(a)(2), technology transfer, consistent with mission responsibilities, is also a responsibility of each laboratory science and engineering professional. To support its mission, NIH has developed an interdisciplinary and synergistic research environment that promotes the free exchange of ideas and information. In order to safeguard the collegiality and integrity of, as well as public confidence in, the NIH research programs, the following cooperative research and technology transfer policies have been adopted.

1.   RESEARCH FREEDOM

NIH Investigators generally are free to choose the subject matter of their research, consistent with the mission of their Institute and the research programs of their Laboratories. No CRADA or license agreement may contravene this freedom.

2.   RESEARCH POLICY

NIH research results generally are disseminated freely through publication in the scientific literature and presentations at public fora. Brief delays in this dissemination of research results may be permitted under a CRADA as necessary in order to file corresponding patent or other intellectual property applications. NIH considers the filing of such applications to be an important component of its research efforts.

                       [Page Break Altered form Original]

     *Questions or comments about this Statement and requests for updated versions should be directed to the NIH Office of Technology Transfer at (301) 496-7057. This Statement is effective on an Interim basis.

NIH Office of Technology Transfer
POLICY STATEMENT ON CRADAs &
INTELLECTUAL PROPERTY LICENSING
940329 - Page 1 of 5

3.   COOPERATIVE RESEARCH AND DEVELOPMENT UNDER A CRADA

As defined by the FTTA, 15 U.S.C. (S) at 3710a(d)(1), a CRADA means any agreement between one or more Federal laboratories and one or more non-Federal parties, under which the Government provides personnel, services, facilities, equipment, or other resources (but not funds), and the non-Federal parties provide funds, personnel, services, facilities, equipment, or other resources toward the conduct of specified research or development efforts. Cooperative research and development activities are intended to facilitate the transfer of Federally funded research and development for use by State and local governments, universities, and the private sector, particularly small business.

4.  NIH CRADAs

As adopted by NIH, a CRADA is a standardized agreement intended to provide an appropriate legal framework for, and to expedite the approval of, cooperative research and development projects. The use of CRADAs is encouraged for cooperative efforts because they permit NIH to accept, retain, and use funds, personnel, services, and property from collaborating parties and to provide personnel, services, and property to collaborating parties. NIH may permit investigators to enter into CRADAs with collaborators who will make a significant intellectual contribution to the research project undertaken or who will contribute essential research materials or technical resources not otherwise reasonably available. While NIH welcomes contributions to its gift funds for research purposes, it does not view CRADAs as a general funding source or a mechanism for sponsored research. This approach to implementing the FTTA has been chosen in order to maintain the public's confidence in NIH through maintaining an independence from reliance on industry funding.

5.   SELECTION OF COLLABORATORS UNDER A CRADA

Collaborations under a CRADA may be suggested by potential collaborators or by NIH investigators. Generally, The decision to initiate the approval process for a CRADA is made by the involved NIH investigator and Laboratory Chief based on scientific considerations and the desire for the public to benefit from the commercialization of particular NIH research. For some cooperative projects, where the development and commercialization potential is more immediate relative to the basic research aspects, NIH may seek a collaborator(s) which has both scientific expertise and commercialization capabilities. In certain areas of research, e.g., where the Government has the intellectual lead or where both scientific and commercialization capabilities are deemed essential at the outset, NIH may competitively seek a collaborator through Federal Register notification. The PHS has also developed policy guidelines for ensuring fairness of access to PHS laboratories such as NIH in the process of initiating and developing CRADAs.

6.   PROPRIETARY OR CONFIDENTIAL INFORMATION AND MATERIALS

NIH recognizes that on effective collaborative research program may require the disclosure of proprietary information to NIH investigators. Although agreements to maintain confidentiality are permitted under a CRADA, collaborators should limit their disclosure of proprietary information to the amount necessary to carry out the research plan of the CRADA. The mutual exchange of confidential information, e.g., patient data, should be similarly limited. NIH also recognizes that cooperative research may require the exchange of proprietary research materials. Such materials may be used only for the purposes specified in the research plan set forth in the CRADA. All parties to the CRADA will agree to keep CRADA research results confidential to the extent permitted by law until they are published in the scientific literature or presented at a public forum.

                       [Page Break Altered form Original]

7.   TREATMENT OF DATA AND RESEARCH

     Products Produced under a CRADA: The NIH investigator and the collaborator will agree to exchange all data and research products developed in the course of research under a CRADA whether developed solely by NIH, jointly with the collaborator, or solely by the collaborator. In general, tangible research products developed under a CRADA will be shared equally by the parties to the CRADA. All parties to a CRADA will be free to utilize

NIH Office of Technology Transfer
POLICY STATEMENT ON CRADAs &
INTELLECTUAL PROPERTY LICENSING
940329 - Page 2 of 5
     such data and research products for their own purposes. Data and research products developed solely by the collaborator may be designated as proprietary by the collaborator when they are wholly separable from the data and research products developed jointly with NIH investigators; however, except as may be afforded through intellectual property rights that require public disclosure of the protected subject matter (e.g., patents), NIH will not agree to exclude others from utilizing or commercializing the data or research products developed solely by NIH investigators or jointly with the collaborator under a CRADA.

8.   OWNERSHIP AND LICENSING OF NIH INTELLECTUAL PROPERTY RIGHTS

Pursuant to the FTTA, 15 U.S.C. at (S) 3710a(b)(2), a Federal laboratory is authorized to own and license patent rights to inventions made in whole or part by its employees under a CRADA. The term "invention" is defined at (S) 3703(9) to mean any invention or discovery which is or may be patentable or otherwise protected under Title 35 or any novel variety of plant which is or may be protectable under the Plant Variety Protection Act (PVPA), 7 U.S.C. (S) 2321 et seq. The patent law, 35 U.S.C, at (S) 207, authorizes the ownership and licensing of intramural inventions. Executive Order 12591 at (S) 1(b)(1)(B) further authorizes the transfer of Government intellectual property rights. Although the FTTA speaks broadly of the transfer. of "technology," NIH does not have statutory authority to license (or to agree to limit dissemination of) technology developed in whole or part by its investigators under a CRADA unless a patent, PVPA certificate or other intellectual property application has been filed for that technology. NIH will retain the Government ownership interest in, but not license rights to, all intellectual property rights to inventions developed solely through intramural research or developed in whole or in part by its investigators under a CRADA.

9.   GENERAL LICENSING POLICY

NIH recognizes that under the FTTA and the patent licensing low to which it refers, Congress and the President have chosen to utilize the patent system as the primary mechanism for transferring Government inventions to the private sector. The importance of patents to commercialization in the biomedical field is further reflected by the Drug Price Competition and Patent Term Restoration Act of 1984 (Pub. L. 98-417). A fundamental principle of the patent system is that the owner of a patent have a time-limited "right to exclude others from making, using, or selling the [patented] invention." The reason for such a period of exclusivity is to encourage industry to invest the resources necessary to bring an invention from the discovery stage through subsequent development, clinical trials, regulatory approvals, and ultimately into commercial production. NIH accordingly is willing to grant exclusive commercialization licenses under its patent or other intellectual property rights in cases where substantial additional risks, time and costs must be undertaken by a licensee prior to commercialization. Under a CRADA, NIH is also willing to agree to grant exclusive commercialization licenses in advance to collaborators. NIH will attempt, however, to license its intramural inventions nonexclusively in cases where an invention reflects a relatively more advanced stage in commercial development, e.g., when an NIH investigator invents a patentable new therapeutic use for a known and FDA-approved compound.

Federal laboratories are authorized to negotiate license agreements for Government-owned patent rights in intramural inventions pursuant to 35 U.S.C.
(S) 207. Although (S) 207 does not apply to intellectual property license agreements authorized by the FTTA for inventions mode under a CRADA, NIH has adopted the following approach of Sec. 207 for all license agreements:


                       [Page Break Altered form Original]

     Each Federal Agency [may] .. grant nonexclusive, exclusive, a partially exclusive licenses under Federally owned patent applications, patents, or other forms of protection ... on such terms and conditions ... as determined appropriate in the public interest.

NIH has determined it to be appropriate in the public interest to grant nonexclusive research licenses and either exclusive or nonexclusive commercialization licenses to DHHS-owned intellectual property rights according to the plan discussed below.

NIH Office of Technology Transfer
POLICY STATEMENT ON CRADAs &
INTELLECTUAL PROPERTY LICENSING
940329 - Page 3 of 5

10.  GOVERNMENT INTELLECTUAL PROPERTY RIGHTS

For inventions developed wholly by NIH investigators or jointly with a collaborator under a CRADA, NIH is required by the FTTA at 15 U.S.C. Sec. 3710a(b)(2) to retain at least a nonexclusive, irrevocable, paid-up license to practice the invention or to have the invention practiced throughout the world by or on behalf of the U. S. Government. When granting exclusive or partially exclusive licenses to NIH intramural inventions, 35 U.S.C. Sec. 208, as implemented by 37 C.F.R. Sec. 404.7(2)(i), requires the reservation of similar Government rights. NIH will not assert an ownership right in inventions made solely by a collaborator under a CRADA, but will require the grant of a research license, as described below, to the Government for inventions made wholly by a collaborator under a CRADA.

11.  RESEARCH LICENSES

NIH will reserve the right under any CRADA and intellectual property license to grant nonexclusive licenses to make and to use the invention for purposes of research involving the invention itself, and not for purposes of commercial manufacture or in lieu of purchase as a commercial product for use in other research. The purpose of the research license is to facilitate basic academic research. NIH intends to consult with any involved commercialization licensee(s) before granting research licenses to commercial entities.

12.  COMMERCIALIZATION LICENSES

NIH is willing to consider requests for nonexclusive or exclusive commercialization licenses to intellectual property rights to inventions developed under a CRADA or in the course of intramural research, pursuant to applicable statutes and regulations. Under a CRADA, NIH generally will grant a time-limited option to negotiate, in good faith, the terms of a license that fairly reflect the relative contributions of the parties, the risks incurred by the collaborator, and the costs of subsequent research and development needed to bring the results of CRADA research to the marketplace. NIH contemplates the drafting of a model invention license to serve as the starting point for license negotiations. It is contemplated further that such a model will reduce negotiations essentially to matters of execution fees, royalty rates, and minimum annual royalties. Royalty rates will be based on product sales and the rates conventionally granted in the field identified in the CRADA's research plan for inventions with reasonably similar commercial potential. Royalty rates generally will not exceed a rate within the range of 5 - 8 % for exclusive commercialization licenses. Contingent royalty schemes based on, e.g., patent issuance or nonissuance, and clauses treating the stacking of royalties or packaging of other inventions developed under the CRADA may be provided. Exclusive licensees will be expected to reimburse NIH for intellectual property related expenses, and may be permitted to offset such reimbursement against future product royalties,

13.  NONEXCLUSIVE COMMERCIALIZATION LICENSES

Unless a request for exclusive commercialization license is made under a CRADA or submitted for an intramural invention, NIH will attempt to license its inventions nonexclusively. Such nonexclusive licenses generally will follow the guidelines of 37 C.F.R. Part 404.

14.  EXCLUSIVE COMMERCIALIZATION LICENSES

All NIH exclusive commercialization licenses will require the submission by a prospective licensee of an acceptable development and commercialization plan as described by 35 U.S.C. Sec. 209(a) and subsequent periodic reports on utilization of the invention as described by Sec. 209(f)(1), All such plans and reports will be treated in confidence and as privileged from disclosure under the Freedom of

                       [Page Break Altered form Original]

Information Act. Modification provisions as described by Sec. 209(f)(2)-(4) may apply. In appropriate cases, NIH may also reserve the right to grant separate exclusive commercialization licenses in various fields of use. The remaining provisions of 35 U.S.C. Sec. 200-212 will also apply to licenses to NIH intramural inventions.

NIH also considers the following provisions for exclusive commercialization licenses to be necessary and appropriate in the public Interest:

NIH Office of Technology Transfer
POLICY STATEMENT ON CRADAs &
INTELLECTUAL PROPERTY LICENSING
940329 - Page 4 of 5

     (i) the exclusive licensee must pledge its reasonable best efforts to commercialize a licensed invention and the development and commercialization plan mentioned above may serve as the measure of such efforts;

     (ii) NIH shall have the right, after notice and opportunity to cure, to terminate or render nonexclusive any license granted: 1) If the licensee is not reasonably engaged in research, development, clinical trials, manufacturing, marketing, sublicensing, or other activities reasonably necessary to the expeditious commercial dissemination of the licensed invention; or 2) when the licensee cannot reasonably satisfy unmet health and safety needs;

     (iii) in order to maximize the commercialization of the licensed invention in other fields of use not utilized by the exclusive licensee through ongoing development, manufacturing or sublicensing, NIH reserves the right to require the licensee to grant sublicenses to responsible applicants, on reasonable terms, in such other fields of use, unless the licensee can reasonably demonstrate that such a sublicense would be contrary to sound and reasonable business practice and the granting of the sublicense would not materially increase the availability to the public of the licensed invention; and

     (iv) exclusive licensees to DHHS inventions, whether developed under a CRADA or through intramural research, must agree to not unreasonably deny requests for sublicense or cross license rights from future CRADA collaborators when the possibility of acquiring such derivative rights is necessary in order to permit a proposed cooperative research project with NIH to go forward, and the exclusive licensee has been given a reasonable opportunity to join as a party to the proposed CRADA

15.  COMPLIANCE UNDER A CRADA WITH OTHER POLICIES

For research conducted pursuant to a CRADA, collaborators must agree to comply with PHS and NIH policies and guidelines concerning, e.g., human subjects research, the use of research animals including nonwild chimpanzees, recombinant DNA and other policy statements as may be promulgated from time to time.

16.  PRICING

DHHS has responsibility for funding basic biomedical research, for funding medical treatment through programs such as Medicare and Medicaid, for providing direct medical care and, more generally, for protecting the health and safety of the public. Because of these responsibilities, and the public investment in the research that contributes to a product licensed under a CRADA, DHHS has a concern that there be a reasonable relationship between the pricing of a licensed product, the public investment in that product and the health and safety needs of the public. Accordingly, exclusive commercialization licenses granted for NIH intellectual property rights may require that this relationship be supported by reasonable evidence.

17.  WAIVERS

NIH will consider requests to modify any of the foregoing policies in special cases where public health exigencies or commercial situations warrant such a modification. Modifications dealing with business terms such as royalties are not decided by the NIH investigators and should be discussed with the appropriate NIH technology management personnel.



                       [Page Break Altered form Original]

18.  SPECIAL CONSIDERATION AND PREFERENCE UNDER A CRADA

NIH will give special consideration to entering into CRADAs with small business firms and consortia involving small business firms, and will give preference to business units located in the United States which agree to manufacture substantially in the United States products which embody inventions developed in the course of research under CRADAs.

NIH Office of Technology Transfer
POLICY STATEMENT ON CRADAs &
INTELLECTUAL PROPERTY LICENSING
940329 - Page 5 of 5

                             PUBLIC HEALTH SERVICE

                COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT*

This Cooperative Research and Development Agreement, hereinafter referred to as the "CRADA," consists of this Cover Page, an attached Agreement, a Signature Page and various Appendices referenced in the Agreement. This Cover Page serves to identify the Parties to this CRADA:

          (1) the following Bureau(s), Institute(s) or Division(s) of the National Institutes of Health: National Center for Human Genome Research, hereinafter singly or collectively referred to as the "NIH;" and

          (2) Applied Imaging, which has offices at 2380 Walsh Ave., Bldg. B, Santa Clara, CA 95051, hereinafter referred to as the "Collaborator."



Although drafted for two Parties, the attached CRADA may also be used for any number. This Cover Page, however, should be modified by repeating block (2) to identify other Parties to the CRADA. All non-NIH Parties are hereinafter collectively referred to as the "Collaborator." Use of the terms "Collaborator," "Party" and "Parties" should be construed as appropriate for the actual number of CRADA participants.



*This Cooperative Research and Development Agreement form is effective on an interim basis. Questions or comments about this CRADA and requests for updated versions should be directed to the NIH Office of Technology Transfer at 301-496-7057.

PHS Technology Transfer Policy Board
MODEL CRADA
010395 - Page 1 of 22

                      COOPERATIVE RESEARCH AND DEVELOPMENT
                                   AGREEMENT


ARTICLE 1.  INTRODUCTION

This Cooperative Research and Development Agreement (CRADA) between NIH and the Collaborator will be effective when signed by all parties. By signing this CRADA, the Collaborator acknowledges that it has received and read a copy of the Policy Statement on Cooperative Research and Development Agreements and Intellectual Property Licensing which is attached as Appendix A. The research and development project(s) which will be undertaken by each of the Parties in the course of this CRADA are detailed in the Research Plan (RP) which is attached as Appendix B The funding and staffing commitments of the Parties are set forth in Appendix C. Any exceptions or changes to the CRADA are set forth in Appendix D.

ARTICLE 2.  DEFINITIONS

As used in this CRADA, the following terms shall have the indicated meanings:

2.1 "Cooperative Research and Development Agreement" or "CRADA" means this Agreement, entered into by NIH pursuant to the Federal Technology Transfer Act of 1986, as amended, 15 U.S.C. 3710a et. seq. and Executive Order 12591 of October 10, 1987.

2.2 "PROPRIETARY/CONFIDENTIAL INFORMATION" means confidential scientific, business or financial information provided that such information does not include:

     2.2.1 information that is publicly known or available from other sources who are not under a confidentiality obligation to the source of the information;

     2.2.2 information which has not been made available by its owners to others without a confidentiality obligation;

     2.2.3 information which is already known by or available to the receiving Party without a confidentiality obligation; or

     2.2.4 information which relates to potential hazards or cautionary warnings associated with the production, handling or use of the subject matter of the Research Plan of this CRADA.

2.3 "SUBJECT DATA" means all recorded information first produced in the performance of this CRADA.

PHS Technology Transfer Policy Board
MODEL CRADA
010395 - Page 2 of 22

2.4 "RESEARCH MATERIALS" means all tangible materials other than Subject Date first produced in the performance of this CRADA.

2.5 "SUBJECT INVENTION" means any invention, conceived or first actually reduced to practice in the performance of research under this CRADA, that is or may be patentable under 35 U.S.C. (S) 101 or (S) 161, protectable under 7 U.S.C. 2321, or otherwise protectable by other types of U.S. or foreign "Intellectual Property" ("Ip") rights.

2.6  "GOVERNMENT" means the U.S. Government and any of its agencies.

2.7 "RESEARCH PLAN" or "RP" means the statement in Appendix B of the respective research and development commitments of the Parties to this CRADA.

2.8 "PRINCIPAL INVESTIGATOR(S)" or "PIs" means the persons designated respectively by the Parties to this CRADA who will be responsible for the scientific and technical conduct of the RP.

2.9 "RESEARCH LICENSE" shall mean a nontransferable, nonexclusive license under any IP license to make and use a licensed invention for purposes of research including human clinical trials and not for purposes of commercial manufacture or distribution or in lieu of purchase if licensed products or licensed processes are marketed lay licensee as research tools.

2.10 "SMALL BUSINESS" means a small business concern as described in 15
     U.S.C. 631 et. seq. and implementing regulations of the Small Business Administration at 13 C.F.R. (S) 121.404-407. Generally, a small business concern"... shall be deemed to be one which is independently owned and operated and which is not dominant in its field of operation, Generally, companies having 500 employees or fewer would seem to meet the size requirements for a small business concern. Generally, companies with annual receipts not in excess of 3.5 million dollars per year would seem to meet the dollar volume requirements for a small business concern. However, in addition to all of the foregoing, it is possible that other factors may be considered in a final determination by the Administrator of the Small Business Administration as to whether a business concern is a small business concern.

ARTICLE 3.  COOPERATIVE RESEARCH

3.1 RESEARCH TEAM. The Parties agree to establish a joint research and development team (hereinafter referred to as the "Team") comprising at least the Principal Investigators designated pursuant to Article 3.3 to conduct and monitor the research in accordance with the RP Although the members of the Team

PHS Technology Transfer Policy Board
MODEL CRADA
010395 - Page 3 of 22
     shall be considered as having been delegated to the Team, they shall continue to remain employed by their respective employers under their respective terms of employment.

3.2 REVIEW OF WORK. Periodic conferences shall be held by the Team to review work progress. It is understood that the nature of this cooperative research precludes a guarantee of its completion within the specified period of performance or limits of allocated financial or staffing support. Accordingly, research under this CRADA is to be performed on a best efforts basis.

3.3 PRINCIPAL INVESTIGATORS. NIH research work under this CRADA will be performed by the NIH laboratory identified in the RP, and the NIH Principal investigator (PI) designated in the RP will be responsible for the scientific and technical conduct of this project on behalf of NIH. Also designated in the RP is the Collaborator PI who will be responsible for the scientific and technical conduct of this project on behalf of the Collaborator.

3.4 RESEARCH PLAN CHANGE. The RP may be modified by mutual written consent of the Principal Investigators. Substantial changes in the scope of the RP will be treated as amendments under Article 14.6.


ARTICLE 4. REPORTS

4.1 INTERIM REPORTS. The Parties shall exchange formal written interim progress reports on a schedule agreed to by the PIs, but at least within six (6) months after this CRADA becomes effective and at least within every six (6) months thereafter. Such reports shall set forth the technical progress made, identifying such problems as may have been encountered and establishing goals and objectives requiring further effort.

4.2 FINAL REPORTS. The Parties shall exchange final reports of their results within four (4) months after completing the projects described in the RP or after the termination of this CRADA.


ARTICLE 5. FINANCIAL AND STAFFING OBLIGATIONS

5.1 NIH AND COLLABORATOR CONTRIBUTIONS. The NIH contribution to the RP in the form of personnel, services and property only is designated in Appendix
     C. The Collaborator contribution to the RP in the form of personnel, services, property, support for staffing and/or funding is designated in Appendix C. Payment schedules, if applicable, are also indicated in Appendix C.


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5.2  INSUFFICIENT AND EXCESS FUNDS.  NIH shall not be obligated to perform any of the research specified herein or to take any other action required by this CRADA if the funding is not provided as set forth in Appendix C. NIH shall return excess funds to the Collaborator when it sends its final fiscal report pursuant to Article 5.3, except for staffing support pursuant to Article 11.3. Collaborator acknowledges that the U.S. Government will have the authority to retain any excess funds for up to one (1) year subsequent to the expiration or termination of the CRADA to cover any costs incurred during the term of the CRADA in undertaking the work set forth in the RP.

5.3 ACCOUNTING RECORDS. NIH shall maintain separate and distinct current accounts, records, and other evidence supporting all its obligations under this CRADA, and shall provide the Collaborator an annual report reflecting the use of the Collaborator's funds and a final such fiscal report at the time that final reports are exchanged pursuant to Article 4.2.


ARTICLE 6.  TITLE TO PROPERTY

6.1 CAPITAL EQUIPMENT. The purchase or use of capital equipment to carry out this CRADA does not affect the ownership rights that would otherwise apply. Equipment purchased by NIH with funds provided by the Collaborator shall be the property of NIH. All capital equipment provided under this CRADA by one party for the use of another Party remains the property of the providing Party unless other disposition is mutually agreed upon by in writing by the PIs. If title to this equipment remains with the providing Party, that Party is responsible for maintenance of the equipment and the costs of its transportation to and from the site where it will be used.


ARTICLE 7.  INTELLECTUAL PROPERTY RIGHTS AND PATENT APPLICATIONS

7.1 REPORTING. The Parties shall promptly report to each other in writing each Subject Invention resulting from the research conducted under this CRADA that is reported to them by their respective employees. Such reports shall be treated in confidence by the receiving Party subject to
     Article 9. Because of the royalty sharing provisions for Government inventors in the Federal Technology Transfer Act of 1986, and in view of
     Article 8.4 of this CRADA which grants the Government only a research license on inventions made solely by the Collaborator, the Collaborator acknowledges a special duty to report all Subject Inventions to NIH so that NIH may determine whether or not inventorship properly includes NIH investigators.



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7.2  COLLABORATOR EMPLOYEE INVENTIONS.  The Collaborator may elect to retain IP rights to any Subject Invention made solely by a Collaborator employee. The Collaborator shall notify NIH promptly upon making this election. If the Collaborator does not elect to retain its IP rights, the Collaborator shall offer to assign these IP rights to the Subject Invention to NIH pursuant to Article 7.5. If NIH declines such assignment, the Collaborator may release its IP rights to employee inventors pursuant to
     Article 7.6.

7.3 NIH EMPLOYEE INVENTIONS. NIH on behalf of the U.S. Government may elect to retain IP rights to each Subject Invention made solely by NIH employees. If NIH does not elect to retain IP rights, NIH shall offer to assign these IP rights to such Subject Invention to the Collaborator pursuant to Article 7.5. If the Collaborator declines such assignment, NIH may release IP rights in such Subject Invention to its employee inventors pursuant to Article 7.6.

7.4 JOINT INVENTIONS. Each Subject Invention made jointly by NIH and Collaborator employees shall be jointly owned by NIH and the Collaborator. The Collaborator may elect to file the joint patent or other IP application(s) thereon and shall notify NIH promptly upon making this election. If the Collaborator decides to file such applications, it shall do so in a timely manner and at its own expense. If the Collaborator does not elect to file such application(s), NIH on behalf of the U.S. Government shall have the right to file the joint application(s) in a timely manner and at its own expense. If either Party decides not to retain its IP rights to a jointly owned Subject Invention, it shall offer to assign such rights to the other Party pursuant to Article 7.5. If the other Party declines such assignment, the offering Party may release its IP rights to employee inventors pursuant to Article 7.6.

7.5 FILING OF PATENT APPLICATIONS. With respect to Subject Inventions made by the Collaborator as described in Article 7.2, or by NIH as described in Article 7.3, a Party exercising its right to elect to retain IP rights to a Subject Invention agrees to file patent or other IP applications in a timely manner and at its own expense. The Party may elect not to file a patent or other IP application thereon in any particular country or countries provided it so advises the other Party ninety (90) days prior to the expiration of any applicable filing deadline, priority period or statutory bar date, and hereby agrees to assign its IP right, title and interest in such country or countries to the Subject Invention to the other Party and to cooperate in the preparation and filing of a patent or other IP applications. In any countries in which title to patent or other IP rights is transferred to the Collaborator, the Collaborator agrees that NIH inventors will share in any royalty distribution that the Collaborator pays to its own inventors.

7.6 RELEASE TO INVENTORS. In the event neither of the Parties to this CRADA elects to file a patent or other IP application on a Subject Invention, either or both (if a


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     joint invention) may release their IP rights to their respective employee inventor(s) with a nonexclusive, non-transferable, royalty-free license being retained by each Party.

7.7 PATENT EXPENSES. The expenses attendant to the filing of patent or other IP applications generally shall be paid by the Party filing such application. If an exclusive license to any Subject Invention is granted to the Collaborator, the Collaborator shall reimburse NIH for the reasonable past and Collaboratorapproved ongoing funds expended worldwide for filing, prosecuting and maintaining any applications claiming such exclusively-licensed inventions and any patents or other IP grants that may issue on such applications. The Collaborator may waive its exclusive license rights on any application, patent or other IP grant at any time, and incur no subsequent compensation obligation for that application, patent or IP grant.

7.8 PROSECUTION OF INTELLECTUAL PROPERTY APPLICATIONS. Each Party shall provide the other Party with copies of the applications it files on any Subject Invention along with the power to inspect and make copies of all documents retained in the patent or other IP application files by the applicable patent or other IP office. The Parties agree to consult with each other with respect to the prosecution of NIH Subject Inventions described in Article 7.3 and joint Subject Inventions described in Article
     7.4. If the Collaborator elects to file and prosecute IP applications on joint Subject Inventions pursuant to Article 7.4, NIH will be granted an associate power of attorney (or its equivalent) on such IP applications.


ARTICLE B.  LICENSING

8.1 OPTION FOR EXCLUSIVE COMMERCIALIZATION LICENSE. With respect to Government IP rights to any Subject Invention not made solely by the Collaborator's employees for which a patent or other IP application is filed, NIH hereby grants to the Collaborator an option to negotiate, in good faith, the terms of an exclusive or nonexclusive commercialization license that fairly reflects the relative contributions of the Parties to the invention and the CRADA, the risks incurred by the Collaborator and the costs of subsequent research and development needed to bring the invention to the marketplace. The license will specify the licensed fields of use, breadth of exclusivity and royalties. Royalty rates Will be based on product sales and the rates conventionally granted in the field identified in the RP for inventions with reasonably similar commercial potential. Royalty rates generally will not exceed a rate within the range of 5-8 percent for exclusive commercialization licenses. Contingent royalty schemes based on, e.g., patent issuance or nonissuance, and provisions treating the stacking of, royalties or packaging of other licensed inventions developed under

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     this CRADA may be provided.  Exclusive licensees will be expected to reimburse NIH for IP expenses related to each licensed intellectual property, and may be permitted to offset such reimbursement against future product royalties.

8.2 EXERCISE OF LICENSE OPTION. The option of Article 8.1 must be exercised by written notice mailed within three (3) months after the patent or other IP application is filed by the NIH Office of Technology Transfer, National Institutes of Health, Box OTT, Bethesda, MD 20892. Exercise of this option by the Collaborator initiates a negotiation period that expires nine (9) months after the patent or other IP application filing date. If the last proposal by the Collaborator has not been responded to in writing by NIH within this nine (9) month period, the negotiation period shall be extended to expire one (1) month after NIH so responds, during which month the Collaborator may accept in writing the final license proposal of NIH.
     After that time, NIH will be free to license such IP rights to others.

8.3 PRICING. NIH has a concern that there be a reasonable relationship between the pricing of a licensed product, the public investment in that product, and the health and safety needs of the public. Accordingly, exclusive commercialization licenses granted for NIH IP rights may require that this relationship be supported by reasonable evidence.

8.4 GOVERNMENT INTELLECTUAL PROPERTY RIGHTS. For inventions developed wholly by NIH investigators or jointly with a Collaborator, under this CRADA, pursuant to Articles 7.3 and 7.4. NIH is required by the Federal Technology Transfer Act of 1986, as amended, 15 U.S.C. at (S) 3710a(b)(2), to retain at least a nonexclusive, irrevocable, paid-up license to practice the invention or to have the invention practiced throughout the world by or on behalf of the U.S. Government. The NIH also reserves the right to grant Research Licenses to third parties under any IP rights granted to Collaborator under this CRADA.

8.5 RESEARCH LICENSES. For inventions developed wholly by Collaborator under this CRADA, pursuant to Article 7.2. the Collaborator agrees to grant the Government a Research License.

8.6 Joint Inventions not Exclusively Licensed. In the event that the Collaborator does not acquire an exclusive commercialization license to IP rights in joint Subject inventions described in Article 7.4, then each Party shall have the right to use the joint Subject Invention and to license its use to others. The Parties may agree to a joint licensing approach for such IP rights.



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ARTICLE 9.  PROPRIETARY RIGHTS AND PUBLICATION

9.1 RIGHT OF ACCESS. NIH and the Collaborator agree to exchange all Subject Data produced in the course of research under this CRADA, whether developed solely by NIH, jointly with the Collaborator. Research Materials will be shared equally by the Parties to the CRADA unless other disposition is agreed to by the Parties, All Parties to this CRADA will be free to utilize Subject Data and Research Materials for their own purposes, consistent with their obligations under this CRADA.

9.2 OWNERSHIP OF SUBJECT DATA AND RESEARCH MATERIALS. Subject to the sharing requirements of Paragraph 9.1, the producing Party will retain ownership of and title to all Subject Inventions, all Subject Data and all Research Materials produced solely by their investigators. Jointly developed Subject Inventions, Subject Data and Research Materials will be jointly owned.

9.3 DISSEMINATION OF SUBJECT DATA AND RESEARCH MATERIALS, To the extent allowed under law, the NIH agrees to use reasonable efforts to keep Subject Data and Research Materials confidential, until published or until corresponding patent applications are filed. Pursuant to 35 U.S.C. (S) 205, Federal Agencies may delay disclosure of Government-owned Subject Data for a reasonable time in order for patent applications to be filed. Generally, the NIH will not further limit disclosure of Government-owned Subject Data or Research Materials.

9.4 PROPRIETARY/CONFIDENTIAL INFORMATION. Each Party agrees to limit its disclosure of Proprietary/Confidential Information to the amount necessary to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information. Each Party receiving Proprietary/Confidential Information agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan. Any Party may object to the designation of information as Proprietary/Confidential Information by another Party and may decline to accept such information. Data and research materials developed solely by the Collaborator may be designated as Proprietary/ Confidential Information when they are wholly separable from the Subject Data and Research Materials developed jointly with NIH investigators, and advance designation of such data and material categories is set forth in the RP. The exchange of other confidential information, e.g., patient data, should be similarly limited and treated.

9.5 PROTECTION OF PROPRIETARY/CONFIDENTIAL INFORMATION. Proprietary/Confidential Information shall not be disclosed, copied, reproduced or otherwise made available to any other person or entity without the consent of the owning Party except as required under court order or the Freedom of Information Act (5 U.S.C. sec. 552). Each Party agrees to use its best efforts to maintain the confidentiality of

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     Proprietary/Confidential Information.  Each Party agrees that another
     Party is not liable for the disclosure of Proprietary/Confidential Information which, after notice to and consultation with the concerned Party, another Party in possession of the Proprietary/Confidential Information determines may not lawfully be withheld, provided the concerned Party has been given an opportunity to obtain a court order to enjoin disclosure.

9.6 DURATION OF CONFIDENTIALITY OBLIGATION. The obligation to maintain the confidentiality of Proprietary/Confidential Information shall expire at the earlier of the date when the information is no longer Proprietary Information as defined in Article 2.2 or three (3) years after the expiration or termination date of this CRADA. The Collaborator may request an extension to this term when necessary to protect
     Proprietary/Confidential Information relating to products not yet commercialized.

9.7 PUBLICATION. The Parties are encouraged to make publicly available the results of their research. Before either Party submits a paper or abstract for publication or otherwise intends to publicly disclose information about a Subject Invention, Subject Data or Research Materials, the other Party shall be provided thirty (30)days to review the proposed publication or disclosure to assure that Proprietary/Confidential Information is protected. The publication or other disclosure shall be delayed for up to (thirty) 30 additional days upon written request by any Party as necessary to preserve U.S. or foreign patent or other IP rights.


ARTICLE 10. REPRESENTATIONS AND WARRANTIES

10.1 REPRESENTATIONS AND WARRANTIES OF NIH. NIH hereby represents and warrants to the Collaborator that the official signing this CRADA has authority to do so.

10.2 REPRESENTATIONS AND WARRANTIES OF THE COLLABORATOR. The Collaborator hereby represents and warrants to NIH that the Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that the Collaborator's official signing this CRADA has authority to do so. The Collaborator further represents that it is financially able to satisfy any funding commitments made in Appendix C.


ARTICLE 11.   TERMINATION

11.1 TERMINATION BY MUTUAL CONSENT. NIH and the Collaborator may terminate this CRADA, or portions thereof, at any time by mutual written consent. In such event the Parties shall specify the disposition of all property, inventions, patent

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      or other IP applications and other results of work accomplished or in progress, arising from or performed under this CRADA.

11.2 UNILATERAL TERMINATION. Either NIH or the Collaborator may unilaterally terminate this entire CRADA at any time by giving written notice at least thirty (30) days prior to the desired termination date, and any rights accrued in property, patents or other IP rights shall be disposed of as provided in paragraph 11.1.


11.3 STAFFING. If this CRADA is mutually or unilaterally terminated prior to its expiration, funds will nevertheless remain available to NIH for continuing any staffing commitment made by the Collaborator pursuant to
      Article 5.1 above and Appendix C, if applicable, for a period of six (6) months after such termination. If there are insufficient funds to cover this expense, the Collaborator agrees to pay the difference.

11.4 NEW COMMITMENTS. No Party shall make new commitments related to this CRADA after a mutual or unilateral termination and shall, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.

11.5 TERMINATION COSTS. Concurrently with the exchange of final reports pursuant to Articles 4.2 and 5.3, NIH shall submit to the Collaborator for payment a statement of all costs incurred prior to the date of termination and for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned property.


ARTICLE 12.  DISPUTES

12.1 SETTLEMENT. Any dispute arising under this CRADA which is not disposed of by agreement of the Principal Investigators shall be submitted jointly to the signatories of this CRADA. If the signatories are unable to jointly resolve the dispute within thirty (30) days after notification thereof, the Assistant Secretary of Health (or his/her designee) shall propose a resolution. Nothing in this article shall prevent any Party from pursuing any and all administrative and/or judicial remedies which may be available.

12.2 CONTINUATION OF WORK. Pending the resolution of any dispute or claim pursuant to this Article, the Parties agree that performance of all obligations shall be pursued diligently in accordance with the direction of the NIH signatory.



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ARTICLE 13.  LIABILITY

13.1 PROPERTY. The U.S. Government shall not be responsible for damages to any property of the Collaborator provided to it or acquired by it pursuant to this CRADA.

13.2 NO WARRANTIES. EXCEPT AS SPECIFICALLY STATED IN ARTICLE 10, THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE RESEARCH OR ANY INVENTION OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, MADE, OR DEVELOPED UNDER THIS CRADA, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY INVENTION OR PRODUCT

13.3 INDEMNIFICATION. The Collaborator agrees to hold the U. S. Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses and losses arising out of the use by the Collaborator for any purpose of the Subject Data, Research Materials and/or Subject Inventions produced in whole or part by NIH employees under this CRADA, unless due to the negligence of NIH its employees, or agents. The Collaborator shall be liable for any claims or damages it incurs in connection with this CRADA. NIH has no authority to indemnify the Collaborator.

13.4 FORCE MAJEURE. Neither Party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.


ARTICLE 14.  MISCELLANEOUS

14.1 GOVERNING LAW. The construction, validity, performance and effect of this CRADA shall be governed by Federal law, as applied by the Federal Courts in the District of Columbia. Federal law and regulations will preempt any conflicting or inconsistent provisions in this CRADA.

14.2 ENTIRE AGREEMENT. This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.

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14.3  HEADINGS.  Titles and headings of the articles and subarticles of this
      CRADA are for the convenience of reference only, do not form a part of this CRADA and shall in no way affect its interpretation.

14.4 WAIVERS. None of the provisions of this CRADA shall be considered waived by any Party unless such waiver is given in writing to the other Party. The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any Party.

14.5 SEVERABILITY. The illegality or invalidity of any provisions of this CRADA shall not impair, affect or invalidate the other provisions of this CRADA.

14.6 AMENDMENTS If either Party desires a modification to this CRADA, the Parties shall, upon reasonable notice of the proposed modification or extension by the Party desiring the change, confer in good faith to determine the desirability of such modification or extension. Such modification shall not be effective until a written amendment is signed by the signatories to this CRADA or by their representatives duly authorized to execute such amendment.

14.7 ASSIGNMENT. Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party.

14.8 NOTICES. All notices pertaining to or required by this CRADA shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, to the addresses indicated on the signature page for each Party. Notices regarding the exercise of license options shall be made pursuant to Article 8.2. Any Party may change such address by notice given to the other Party in the manner set forth above.

14.9 INDEPENDENT CONTRACTORS. The relationship of the Parties to this CRADA is that of independent contractors and not as agents of each other or as joint venturers or partners. Each Party shall maintain sole and exclusive control over its personnel and operations. Collaborator employees who will be working at NIH facilities may be asked to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

14.10 USE OF NAME OR ENDORSEMENTS. By entering into this CRADA, NIH does not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this CRADA or to any patent or other IP license or agreement which implements this CRADA by its successors, assignee, or licensees The Collaborator shall not in any way state or imply

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       that this CRADA is an endorsement of any such product or service by the
       U.S. Government or any of its organizational units or employees.

14.11 EXCEPTIONS TO THIS CRADA. Any exceptions or modifications to this CRADA that are agreed to by the Parties prior to their execution of this CRADA are set forth in Appendix D.

14.12 REASONABLE CONSENT. Whenever a Party's consent or permission is required under this CRADA, such consent or permission shall not be unreasonably withheld.


ARTICLE 15.  DURATION OF AGREEMENT

15.1 DURATION. It is mutually recognized that the duration of this project cannot be rigidly defined in advance, and that the contemplated time periods for various phases of the RP are only good faith guidelines subject to adjustment by mutual agreement to fit circumstances as the RP proceeds. In no case will the term of this CRADA extend beyond the term indicated in the RP unless it is revised in accordance with Article 14.6.

15.2 SURVIVABILITY. The provisions of Articles 4.2, 5.2, 5.3, 6.1, Articles 7-9, 11.3-11.5, 11.5, 12.1, 13.2-13.4, 14.1, 14.10 and 15.2 shall survive the termination of this CRADA.



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                              CRADA SIGNATURE PAGE



FOR NIH:
     [Signature]
Francis Collins, M.D.                          4/30/96
Name/Signature                                 Date
Director, NCHGR
Title

Mailing Address for Notices:

NCHGR, Technology Transfer Office
Bldg. 314 Rm. 3B13
9000 Rockville Pike
Bethesda, MD 20892


FOR THE  COLLABORATOR
  [Signature]
Les Grant, Ph.D.                               6/10/96
Name/Signature                                 Date
President, Applied Imaging
Title

Mailing Address for Notices:

2380 Walsh Avenue, Bldg. B
Santa Clara, CA 95O51



[Include additional signature and address blocks as necessary for all Parties to this CRADA]



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1-30-95
                                   APPENDIX B

PARTNERS: APPLIED IMAGING AND NCHGR (THOMAS RIED)

RESEARCH PLAN

Title of CRADA: Development of a fully automated karyotyping system based on co-hybridization of Cy5-labeled chromosome specific repeat probes.


The primary objective of this collaboration is to produce a fully automated karyotyping system for the identification of DAPI-stained metaphase chromosomes after fluorescence in situ hybridization (FISH) experiments, in particular comparative genomic hybridization (CGH).


Background:
- ----------

Comparative genomic hybridization (CGH) is a new molecular cytogenetic technique that serves as a screening test for DNA-copy number changes in tumor genomes. CGH is based on a two color fluorescence in situ hybridization, in which a normal reference genome is labeled with a first fluorochrome (e.g. rhodamine) and genomic tumor DNA with a second fluorochrome, (e.g. fluorescein). After the hybridization of the differentially labeled genomes to normal reference metaphase chromosomes the changes in the ratio of the fluorescein/rhodamine intensities reflect DNA-copy number alterations in the tumor (Kallioniemi et al., 1992; Du Manoir et al. 1993]. Genomic DNA is the only source that is required from the tumor. Therefore, DNA extracted from archived, formalin fixed and paraffin embedded specimens can be analyzed as well (Speicher et al., 1993;). This feature of CGH could establish a histological phenotype/genotype correlation in solid tumors and allow for the correlation of specific DNA copy number changes with the clinical course of the disease (Ried et al., 1995), or with specific stages of disease progression (Heselmeyer et al., 1995).

The analysis of more than 250 tumors at the NCHGR laboratory has shown that several parameters are crucial for the precise evaluation of a CGH experiment.

One severe restriction in attempts to increase the throughput of tumor analysis is the need for interactive chromosome identification. Normal human metaphase chromosomes serve as the genetic target onto which copy number changes in the test (tumor)-genome are mapped. The chemistry of the in situ hybridization technique precludes the use of routinely applied chromosome staining techniques, such as Giemsa-banding. Instead, it has become standard laboratory routine that DAPI is used to counterstain the chromosome and to introduce a G-like banding pattern. Provided that a CGH experiment is conducted on normal metaphase chromosome, and the digitized images of the DAPI-fluorescence can be inverted and contrast enhanced, an almost entirely accurate chromosome identification can be achieved by an investigator experienced in the field of chromosome
                               -----------
identification (cytogeneticist). It is obvious, that the correct chromosome identification is quintessential for the correct assignment of copy number changes in the tumor genome. Therefore, the interactive identification of DAPI-stained metaphase chromosomes is the limiting factor towards an automated CGH evaluation and hence prevents the analysis of large numbers of tumor cases which are necessary to define CGH-based prognostic parameters that are still desperately required in solid tumors.

          Automated karyotyping has become an area of active research in the field of clinical and tumor cytogenetics. Considerable progress has been made over the past years to improve Giemsa-stained chromosome identification. However, the performance of automated karyotyping systems of DAPI-stained metaphase chromosome is rather disappointing and requires considerable user interaction for the correction of errors. We therefore propose to develop a fully automated karyotyping system that takes advantage of a unique feature of FISH experiments, i.e. the ability to simultaneously label multiple target chromosomes in different colors. More specifically we propose to complement the presently available DAPI chromosome identification system of Applied Imaging with probes that label the centromeres of individual chromosomes using a fourth fluorochrome (Cy5). A fully automated karyotyping system would broaden the field of possible users of CGH beyond laboratories experienced in chromosome identification. This is particularly important because potential uses of this new genomic screening technique are pathology laboratories that have access to valuable collections of archived tumors, including information regarding the clinical course, but only rarely cover expertise in the field of chromosome banding analysis. It should be emphasized that the presented approach for a fully automated karyotyping system will become useful not only for the delineation of chromosomal aberrations in human tumors, it is likely that this tool will become an indispensable technique for the CGH-based identification of chromosomal aberrations that define tumor progression in animal models of carcinogenesis, e.g. mouse models.


Workplan:
- --------
The workplan comprises a set of experiments that need to combine the respective experience of the NCHGR laboratory and Applied Imaging. The steps include:

1) The generation of chromosome specific centromere repeat clones. This will be achieved using PCR-amplification of the DNA of monochromosomal cell hybrids with alpha-satellite primers. Probes will be generated for the labeling of chromosomes 4, 8, 14, 17, 19, and X .

2) The direct labeling of the centromere specific sequences using PCR with Cy5-labeled nucleotides as a substrate.

3) The preparation of composite probe pools that can be used in a co-hybridization format with routine FISH and CGH-experiments.

4) The acquisition of digitized gray level images (which is still being performed manually) using filter sets that are strictly specific for the employed fluorochromes (DAPI, FITC, TRITC, and Cy5). The automated image acquisition will be covered under a separate CRADA with the NCHGR-laboratory and Leica Imaging Systems Ltd., which would complement the goals of an integrated imaging system. The Leica/NCHGR CRADA entails the utilization of the Leica DM RXA microscope and QFISH image analysis system to create an integrated solution for the automatic acquistion of CGH images. It is understood by Leica that these images may be used for subsequent analysis investigations as part of this CRADA. The cooperation between Leica and Applied Imaging entails only compatibility and efficiency of transfer of image data produced by the Leica system to the Applied Imaging system. It is further understood that all other aspects of these CRADAs shall remain separate.

5) The development of algorithms that are aimed at the integration of the presently available karyotyping software (Cytovision, Applied Imaging) with co-hybridization based information.

6) The development of learning functions that allow for a fully automated karyotyping of DAPI-stained metaphase chromosomes.

7) The quality control of automatically identified karyotypes by a board certified cytogeneticist (Timothy Veldman).

8) The integration of the fully automated karyotyping in existing software packages from Applied Imaging.



The development of a fully automated karyotyping system and its integration in a software package for the quantitative evaluation of CGH experiments will be accomplished through a collaboration with the laboratory of Dr. Thomas Ried at the National Center for Human Genome Research at the National Institutes of Health in Bethesda, Maryland, USA, and Applied Imaging, UK, as part of a Cooperative Research and Development Agreement (CRADA). Thomas Ried's laboratory focuses on the delineation of chromosomal aberrations that define specific stages during solid tumor progression. The laboratory has developed approaches to screen stained, histologically defined tissue sections for DNA copy number changes (Heselmeyer et al., 1996). Dr. Ried's laboratory has a long-standing interest and documented experience in the application of FISH to diagnostically relevant problems in genetic disorders (Ried et al., 1990; 1992a,b; 1993). Applied Imaging is one of the leaders in the field of image analysis of fluorescent specimens. A unique advantage of Applied Imaging is its long standing expertise in the field of chromosome banding analysis. The combination of the experience in both field recommends Applied Imaging as an ideal partner to pursue the goal of this CRADA.

RESPECTIVE CONTRIBUTION OF THE PARTIES:

The collaborator will:

1) Provide its proprietary technologies that include digital image analysis and chromosome identification.

2)  Provide an on-site image analysis system.

3) Dedicate a software engineer to guarantee the immediate implementation of newly developed results.

4)  Provide equipment for the continuation of the project.







The NCHGR will:

1) Provide expertise in the generation of chromosome specific centromere repeat clones.

2) Provide expertise in the labeling, hybridization and visualization of Cy5-labeled DNA probes.

3) Perform CGH-experiments and in situ hybridizations on cytological preparations.

4) Dedicate experienced personnel for immediate testing of implemented algorithm.

5)  Provide tumor samples and cytological specimens for analysis.

                                   APPENDIX C

FINANCIAL AND STAFFING CONTRIBUTION OF THE PARTIES
NCHGR staffing contribution                                    %time/yr.
- ---------------------------                                    ---------
Thomas Ried, M.D.                                              10
Evelin Schrock, M.D.                                           25
Stanislas du Manoir, Ph.D.                                     25
Marek Liyanage, Ph.D.
Timothy Veldman, CISp (CG).                                    25


Company staffing contributions:
- -------------------------------
Padraig S. O'Kelly (Project manager)                           10

Mark Gregson (Software engineer)                               100


Equipment provided by the collaborator:
- ---------------------------------------
Image analysis system (Cytovision, including CCD-camera).


Support provided by the collaborator:
- -------------------------------------
$5,000.- CRADA related travel.

$15,000.- CRADA related reagents (including reagents for PCR-generation and labeling of chromosome specific repeat clones).

References:
- -----------

Du Manoir S, Speicher MR, Joos S, Schrock E, Popp S, Dohner H, Kovacs G, Robert-
     Nicoud M, Lichter P, Cremer T (1993) Detection of complete and partial chromosome gains and losses by comparative genomic in situ hybridization. Hum Genet 90:590-610.

Du Manoir S, Schrock E, Bentz M, Speicher MR, Joos S, Ried T, Lichter P, Cremer
     T. (1995) Quantification of comparative genomic hybridization. Cytometry 19:27-41.

Heselmeyer K, Schrock E, du Manoir S, Blegen H, Shah K, Steinbeck R, Auer G,
     Ried T. (1996) Gain of chromosome 3q defines the transition from severe dysplasia to invasive carcinoma of the uterine cervix. Proc. Natl. Acad. Sci. USA (in press).

Kallioniemi A, Kallioniemi O-P, Sudar D, Rutovitz D, Gray JW, Waldman F, Pinkel
     D (1992) Comparative genomic hybridization for molecular cytogenetic analysis of solid tumors. Science 258:818-821.

Ried T, Mahler V, Vogt P, Blonden L, van Ommen GJB, Cremer T. Cremer M (1990)
     Direct carrier detection by in situ suppression hybridization with cosmid clones for the Duchenne/Becker muscular dystrophy locus. Hum Genet 85:581-586.

Ried T, Lengauer C, Cremer T, Wiegant J, Raap AK, van der Ploeg M, Groitl P,
     Lipp M (1992a). Specific metaphase and interphase detection of the breakpoint region in 8q24 of Burkitt lymphoma cells by triple color fluorescence in situ hybridization. Genes Chrom. Cancer 4:69-74.

Ried T, Landes G, Dackowski W, Klinger K, Ward DC (1992b) Multicolor fluorescence in situ hybridization for the simultaneous detection of probe sets for chromosomes 13, 18, 21, X and Y in uncultured amniotic fluid cells. Hum Mol Genet 1:307-313.

Ried T, Lengauer C, Lipp M, Fischer C, Cremer T, Ward DC. (1993). Evaluation of the utility of interphase cytogenetics to detect residual cells with a malignant genotype in mixed cell populations: a Burkitt lymphoma model. DNA Cell Biol. 12:637-643.

Ried T, Just KE, Holtgreve-Grez H, du Manoir S, Speicher MR, Schrock E, Latham
     C, Blegen H, Zetterberg A, Cremer T, Auer G (1995). Comparative genomic hybridization of formalin fixed, paraffin embedded breast carcinomas reveals different patterns of chromosomal gains and losses in diploid and aneuploid tumors. Cancer Res. 55:5415-5423.

Speicher MR, du Manoir S, Schrock E, Holtgreve-Grez H, Schoell B, Lengauer C,
     Cremer T, Ried T. (1993). Molecular cytogenetic analysis of formalin fixed, paraffin embedded solid tumors by comparative hybridization after universal DNA-amplification. Hum. Mol. Genet. 2:1907-1914.

APPENDIX D


Exceptions or Modifications to this CRADA

Delete Article 8.3 "Pricing.

NIH Office of Technology Transfer (Revised 9/10/93)
- ---------------------------------------------------
                  CONFLICT OF INTEREST AND FAIR ACCESS SURVEY
            To be completed by the  NIH Principal Investigator ONLY
                                                               ---

I.  GENERAL INFORMATION (USE ATTACHMENTS IF NEEDED)
CRADA Title: Development of a fully automated karyotyping system based on co-hybridization of CY-5 labeled chromosome specific repeat probes.
CRADA ID Number: NIH/ICD: NCHGR
NIH/PI: Dr. Thomas K. Ried
Collaborating Organization(s): Applied Imaging

II.  FINANCIAL INTEREST STATEMENT

A "financial interest" is any interest of monetary value. A "financial CONFLICT of interest" is any financial interest which may be directly or predictably affected by the official action of an employee. There is no minimum amount of value or control that constitutes a financial interest. Normally, "financial interest" includes salaries, stocks, or consulting agreements, but not royalties from inventions licensed by the Government.

To the best of your knowledge, do any of the following persons or institutions have a financial interest in the collaborating organization(s)?


(1)    NO   You, Your Spouse or Your Minor Child(ren)

(2)    NO   An organization which you serve as an officer, director, trustee, partner or employee

(3)    NO   A person or organization with which you are negotiating for prospective employment or have an arrangement for prospective employment.

If you answered "YES" to any of the above: Has a waiver of the financial interest been approved by your Institute and ICD Ethics Officer after consultation with the Office of General Counsel? (Please attach an approved waiver before submitted your CRADA to the CRADA Subcommittee.)

III. Appearance of Conflict of Interest Statement (Please attach a statement if necessary)

NO  Have you worked with the proposed collaborator(s) before?

NO Do your duties within your ICD involve management responsibilities such as oversight, approval, advising or initiating actions on ICD funded grants or contracts?

IV.  Collaborator Selection (Use attachments if needed.)

Approximately when did you begin negotiating a CRADA with the proposed
Collaborator(s)?    8/95

NO  Have you or anyone else in your laboratory had any past or present CRADAs
with   the proposed Collaborator(s)?


Why was the proposed Collaborator(s) selected? Please provide a brief statement as to why this is the Collaborator of choice.

Best software for quantitative comp [unreadable] hybridization evaluation combined with top of the line karotyping system.

Also, select all reasons that apply as to why you have chosen the proposed
Collaborator:


YES   Previous or ongoing informal collaboration since (date)            11/95
YES   Unique expertise (DESCRIBE) Strong background in Karotyping and right software
YES   Unique materials/equipment (DESCRIBE)  [unreadable]

If it was announced publicly, was the proposed CRADA project advertised in:



YES   A formal PHS forum?             YES    PHS Technology Transfer Directory?

YES   The Federal Register            YES    The Commerce Business Daily?

YES   Other? (specify)

V.  PRINCIPAL INVESTIGATOR'S CERTIFICATION

NOTE: BECAUSE THE PATENT RIGHTS TO CRADA INVENTIONS WILL BE LICENSED UNDER THE CRADA RATHER THAN AS INTRAMURAL INVENTIONS, I ACKNOWLEDGE MY OBLIGATION TO LET COLLABORATORS IN OTHER NIH LABORATORIES KNOW ABOUT THE EXISTENCE OF MY CRADA BECAUSE IT MAY HAVE AN IMPACT ON HOW JOINT INVENTIONS MADE WITH ME WILL BE LICENSED.

I certify that, to the best of my knowledge, all of the above information is true and accurate.

NIH Principal Investigator's Signature:

/s/ signature unreadable                         Date 12-14-95

VI.  Ethics Officer's Certification

Based on my review of the information presented in Sections II and III above, there are no real or apparent conflict of interest issues for this CRADA.

/s/ [Signature unreadable]                       Date 2/7/96



[reformatted from original form]